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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report  December 4, 1998
               ----------------------------


                    CALCASIEU REAL ESTATE & OIL CO., INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Louisiana                                       72-0144530
 (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)


                      One Lakeside Plaza
                       Lake Charles, LA                    70601
            (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (318) 494-4256

Item 2. Acquisition or Disposition of Assets.

    2. On December 1, 1998, but effective November 1, 1998, Calcasieu Real Estate and Oil Co., Inc., along with the other owners of the lands known as Walker Louisiana Properties, purchased on a pro-rata basis the 25% interest owned by Fina Oil and Chemical Company. The purchase price was $607,500. Walker Louisiana Properties consists of 34,309 acres of timber, agriculture and marsh lands. The purchase increased Calcasieu's ownership from an undivided one-eighth interest to an undivided one-sixth interest or an increase of 1,429 net acres. The purchase included all minerals on the property owned by Fina. The Company borrowed $450,000 from Bank One. Registrant intends to continue the same use of the property. In addition, the Company purchased the 18,350 shares of Calcasieu Real Estate and Oil Co., Inc. common stock owned by Fina Oil and Chemical Company at a price of $3 per share.

        The Board of Directors voted to suspend dividend payments until such time as the new note for $450,000 is paid in full. This is estimated to take from two to four years.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                        CALCASIEU REAL ESTATE AND OIL CO., INC.
                                        ---------------------------------------
                                                      (Registrant)

Date    December 4, 1998                /s/ Arthur Hollins, III
     -------------------------          -------------------------------------
                                        Arthur Hollins, III, President